Exhibit 5.2

EDELMAN LEGAL ADVISORY PLLC

400 Rella Boulevard, Suite 165

Suffern, New York 10901

March 4, 2025

Psyence Biomedical Ltd.

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

Re: Psyence Biomedical Ltd. –Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to Psyence Biomedical Ltd., a corporation existing under the laws of the Province of Ontario, Canada (the “Company”), in connection with the Registration Statement on Form F-3 (as amended or supplemented from time to time, the “Registration Statement”), initially filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by the selling securityholders listed in the prospectus included as a part of the Registration Statement (the “Selling Securityholders”) of up to an aggregate of up to 11,563,187 common shares, no par value (the “Common Shares”) of the Company (the “Selling Securityholder Shares”), which includes up to 2,662,132 Common Shares issuable upon the exercise of 2,662,132 warrants, (ii) up to 7,600 warrants (the “Selling Securityholder Warrants”) to purchase Common Shares, and (iii) up to $75,000,000 worth of Common Shares, preferred shares, debt securities, warrants, rights and units.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date; (iii) the Warrant Agreement, dated as of October 19, 2021, by and between NCAC and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); and (iv) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Selling Securityholder Warrants are legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the laws be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Sincerely

/s/ Edelman Legal Advisory PLLC